 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 22, 2023

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York		10153
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors

On August 22, 2023, Leonard A. Lauder (“Mr. L. Lauder”), who has been a member of the Board of Directors (the “Board”) since 1958, and Wei Sun Christianson (“Ms. Christianson”), who has been a member of the Board since 2011, notified The Estée Lauder Companies Inc. (the “Company”) of their decisions not to stand for re-election as Class III directors at the Company’s 2023 Annual Meeting of Stockholders on November 17, 2023 (the “2023 Annual Meeting”). Mr. L. Lauder and Ms. Christianson are expected to remain on the Board until the 2023 Annual Meeting, when their current terms expire. The decisions by Mr. L. Lauder and Ms. Christianson not to stand for re-election are not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

Gary M. Lauder (“Mr. G. Lauder”), a son of Mr. L. Lauder and the brother of William P. Lauder, Executive Chairman (“Mr. W. Lauder”), has been nominated by the Board to stand for election as a Class III Director at the 2023 Annual Meeting, as Mr. L. Lauder’s designee under the Stockholders’ Agreement (as described below). Currently, Mr. G. Lauder is the Managing Director of Lauder Partners LLC, a Silicon Valley-based venture capital firm. He has been a venture capitalist since 1985, investing in a large number of private companies. Mr. G. Lauder serves on the Board of Governors of Alzheimer’s Drug Discovery Foundation.

Certain members of the Lauder family and certain related entities and trusts are parties to a stockholders’ agreement with the Company (the “Stockholders’ Agreement”), which is described in the Company’s Proxy Statement, dated September 29, 2022, under the captions “Additional Information Regarding the Board of Directors–Stockholders’ Agreement and Lauder Family Control” and “Certain Relationships and Related Transactions–Stockholders’ Agreement.” The Stockholders’ Agreement will terminate upon the occurrence of certain specified events, including the transfer of shares of Common Stock by a party to the Stockholders’ Agreement that causes all parties thereto immediately after such transaction to own beneficially in the aggregate shares having less than 10% of the total voting power of the Company. Collectively, the parties to the Stockholders’ Agreement own shares of Class A and Class B Common Stock having approximately 83% of the voting power of the Company as of August 11, 2023. All Lauder Family Members who are party to the Stockholders’ Agreement have agreed to vote shares beneficially owned by them for Leonard A. Lauder (or for one of his sons), Ronald S. Lauder (or for one of his daughters), and one person, if any, designated by each as a director of the Company. In accordance with this agreement, Mr. L. Lauder designated Mr. W. Lauder and Mr. G. Lauder as directors, and Ronald S. Lauder designated himself and Jane Lauder as directors.

In connection with the foregoing, effective November 17, 2023, the Board size will decrease from sixteen (16) to fifteen (15) directors, and the size of Class III will decrease from six (6) to five (5) directors.

The Company is tremendously grateful for the valuable insights and contributions of Mr. L. Lauder and Ms. Christianson during the time they served on our Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date:	August 24, 2023	By:	/s/ Spencer G. Smul
Spencer G. Smul
Senior Vice President, Deputy General Counsel and Secretary

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